Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contact: Cheryl Scully (954) 769-7734 scullyc@autonation.com Kate Keyser (954) 769-7342 keyserk1@autonation.com

AutoNation Reports Record Fourth Quarter and Record Full Year Results

Fourth Quarter 2010 Results

-	Revenue up 16% compared to same period in 2009

-	EPS from continuing operations was a record(1) $0.45 (no adjusting items), up 55% compared to fourth quarter 2009 adjusted EPS from continuing operations of $0.29

-	On a GAAP basis, fourth quarter 2009 EPS from continuing operations was $0.36

Full Year 2010 Results

-	Revenue up 17% compared to 2009

-	Adjusted EPS from continuing operations was a record(1) $1.56, up 36% compared to full year 2009 adjusted EPS from continuing operations of $1.15

-	On a GAAP basis, full year EPS from continuing operations was $1.48 in 2010 compared to $1.31 in 2009

Acquisition

-	AutoNation to acquire Ft. Myers Toyota in Florida, one of the nation’s largest Toyota stores

FORT LAUDERDALE, Fla., (February 3, 2011) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported fourth quarter 2010 net income from continuing operations of $68 million, or $0.45 per share, an improvement of 55% (on a per share basis) compared to adjusted net income from continuing operations of $50 million, or $0.29 per share, for the same period in the prior year. Adjusted net income from continuing operations for the fourth quarter of 2009 excludes a benefit from a tax adjustment of $13 million, or $0.07 per share, as disclosed in the attached financial tables. On a GAAP basis, fourth quarter 2009 net income from continuing operations was $63 million, or $0.36 per share. There were no adjusting items for the fourth quarter of 2010.

Fourth quarter 2010 revenue totaled $3.2 billion, compared to $2.8 billion in the year-ago period, a 16% increase driven primarily by stronger new vehicle revenue. In the fourth quarter, total U.S. industry new vehicle retail unit sales increased 6%, based on CNW Research data. AutoNation’s new vehicle unit sales increased 15%, or 12% on a same-store basis.

AutoNation’s 2010 fourth quarter used retail vehicle revenue increased 24% compared to the year-ago period, as used retail unit sales increased 21%. Parts and service revenue increased 9% and finance and insurance revenue increased 21% compared to the fourth quarter of 2009.

In the fourth quarter of 2010, gross profit per new vehicle retailed improved $405, or 20%, compared to the third quarter of 2010, primarily due to a $247 benefit per new vehicle retailed from the recognition of certain performance-based manufacturer incentives, which were primarily related to premium luxury vehicles previously sold. Operating income in the fourth quarter of 2010 was favorably impacted by $11.8 million related to these incentives.

Commenting on the fourth quarter, Mike Jackson, Chairman and Chief Executive Officer, said, “We are pleased to have delivered our highest ever annual and quarterly adjusted EPS from continuing operations while driving growth in all operating lines of business. We are proud of our strong year-over-year growth across all areas of our business, demonstrating our ability to perform in what we expect to be a multi-year recovery in auto retail.”

AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, and Nissan; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes, BMW, and Lexus. Segment results for the fourth quarter were as follows:

•

Domestic - Domestic segment income(2) was $37 million compared to year-ago segment income of $24 million. Fourth quarter Domestic retail new vehicle unit sales increased 22%, driven in part by strong pick-up truck sales.

•	Import - Import segment income(2) was $46 million compared to year-ago segment income of $41 million. Fourth quarter Import retail new vehicle unit sales increased 14%.

•	Premium Luxury - Premium Luxury segment income(2) was $66 million compared to year-ago segment income of $48 million. Fourth quarter Premium Luxury retail new vehicle unit sales increased 4%.

For the full year ended December 31, 2010, the Company reported adjusted net income from continuing operations of $247 million or $1.56 per share, compared to $204 million or $1.15 per share for the prior year. Adjusted net income from continuing operations for 2010 excludes debt refinancing costs of $12 million after-tax, or $0.08 per share. Adjusted net income from continuing operations for 2009 excludes a net benefit of $29 million after-tax, or $0.16 per share, primarily related to a favorable tax adjustment, a net gain on asset sales and a gain on senior note repurchases. On a GAAP basis, net income from continuing operations for 2010 was $235 million, or $1.48 per share, compared to $233 million, or $1.31 per share, for the prior year. The Company’s revenue for the full year ended December 31, 2010 totaled $12.5 billion, up 17% compared to $10.7 billion in the prior year.

Jackson also stated, “We are optimistic for the long-term prospects of the auto industry based on the successful restructuring of the domestic auto industry and the move to a demand-pull system. We expect a continued gradual increase in the selling rate over the course of the year and are using a planning assumption for 2011 industry new unit sales of 12.8 million units.”

AutoNation also announced that it signed an agreement to acquire Ft. Myers Toyota in Florida. The annual revenue run rate is approximately $135 million. The acquisition of Ft. Myers Toyota is subject to customary closing conditions and is expected to be completed by the end of the 2011 first quarter.

The Fourth quarter conference call may be accessed by telephone at 888-769-8515 (password: AutoNation). The webcast will be available on AutoNation’s investor relations website at corp.autonation.com/investors under “Webcasts & Presentations.” A playback of the conference call will be available after 1:00 p.m. Eastern Time on February 3, 2011 through February 14, 2011 by calling 800-568-5428 (password 75300).

(1)	As compared to adjusted EPS from continuing operations in prior periods.
(2)	Segment income is defined as operating income less floorplan interest expense.

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ABOUT AUTONATION, INC.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer. A component of the Standard and Poor’s 500 Index, AutoNation owns and operates 242 new vehicle franchises in 15 states. For additional information, please visit corp.AutoNation.com or www.AutoNation.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the automotive retail industry, including total industry new vehicle unit sales for 2011, as well as other statements that describe our objectives, goals or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company’s disclosure, provides a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improves the period-to-period comparability of the Company’s results from its core business operations.

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AUTONATION, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue:
New vehicle	$1,778.7	$1,547.3	$6,669.1	$5,674.6
Used vehicle	788.4	633.3	3,116.1	2,485.9
Parts and service	560.2	514.2	2,209.1	2,109.8
Finance and insurance, net	107.0	88.7	418.9	348.6
Other	11.9	10.5	47.8	47.1

Total revenue	3,246.2	2,794.0	12,461.0	10,666.0

Cost of sales:
New vehicle	1,651.2	1,441.2	6,217.9	5,290.6
Used vehicle	726.7	585.3	2,849.4	2,257.2
Parts and service	318.6	290.0	1,245.9	1,187.6
Other	5.2	4.4	20.3	20.8

Total cost of sales	2,701.7	2,320.9	10,333.5	8,756.2

Gross profit	544.5	473.1	2,127.5	1,909.8

Selling, general and administrative expenses	392.7	360.2	1,552.1	1,446.9
Depreciation and amortization	19.6	18.8	76.8	76.7
Franchise rights impairment	—	—	—	1.5
Other expenses (income), net	(2.4)	(1.2)	2.0	(23.3)

Operating income	134.6	95.3	496.6	408.0

Floorplan interest expense	(12.3)	(9.2)	(42.5)	(35.7)
Other interest expense	(16.3)	(10.2)	(56.1)	(42.6)
Loss on debt extinguishment	—	—	(19.6)	—
Gain on senior note repurchases	—	—	—	13.0
Interest income	0.6	0.2	1.4	1.1
Other gains, net	2.5	1.4	1.5	5.4

Income from continuing operations before income taxes	109.1	77.5	381.3	349.2

Income tax provision	41.1	14.8	146.0	116.1

Net income from continuing operations	68.0	62.7	235.3	233.1

Loss from discontinued operations, net of income taxes	(0.7)	(1.0)	(8.7)	(35.1)

Net income	$67.3	$61.7	$226.6	$198.0

Diluted earnings (loss) per share:
Continuing operations	$0.45	$0.36	$1.48	$1.31
Discontinued operations	$(0.00)	$(0.01)	$(0.05)	$(0.20)

Net income	$0.45	$0.35	$1.43	$1.12

Weighted average common shares outstanding	150.4	174.2	158.6	177.3

Common shares outstanding, net of treasury stock, at December 31	148.4	171.7	148.4	171.7

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA

($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2010	2009	$ Variance	% Variance	2010	2009	$ Variance	% Variance
Revenue:
New vehicle	$1,778.7	$1,547.3	$231.4	15.0	$6,669.1	$5,674.6	$994.5	17.5
Retail used vehicle	685.7	553.8	131.9	23.8	2,764.8	2,184.4	580.4	26.6
Wholesale	102.7	79.5	23.2	29.2	351.3	301.5	49.8	16.5

Used vehicle	788.4	633.3	155.1	24.5	3,116.1	2,485.9	630.2	25.4

Parts and service	560.2	514.2	46.0	8.9	2,209.1	2,109.8	99.3	4.7
Finance and insurance, net	107.0	88.7	18.3	20.6	418.9	348.6	70.3	20.2
Other	11.9	10.5	1.4		47.8	47.1	0.7

Total revenue	$3,246.2	$2,794.0	$452.2	16.2	$12,461.0	$10,666.0	$1,795.0	16.8

Gross profit:
New vehicle	$127.5	$106.1	$21.4	20.2	$451.2	$384.0	$67.2	17.5
Retail used vehicle	61.2	48.1	13.1	27.2	258.1	223.8	34.3	15.3
Wholesale	0.5	(0.1)	0.6		8.6	4.9	3.7

Used vehicle	61.7	48.0	13.7	28.5	266.7	228.7	38.0	16.6

Parts and service	241.6	224.2	17.4	7.8	963.2	922.2	41.0	4.4
Finance and insurance	107.0	88.7	18.3	20.6	418.9	348.6	70.3	20.2
Other	6.7	6.1	0.6		27.5	26.3	1.2

Total gross profit	544.5	473.1	71.4	15.1	2,127.5	1,909.8	217.7	11.4

Selling, general and administrative expenses	392.7	360.2	(32.5)	(9.0)	1,552.1	1,446.9	(105.2)	(7.3)

Depreciation and amortization	19.6	18.8	(0.8)		76.8	76.7	(0.1)
Franchise rights impairment	—	—	—		—	1.5	1.5
Other expenses (income), net	(2.4)	(1.2)	1.2		2.0	(23.3)	(25.3)

Operating income	134.6	95.3	39.3	41.2	496.6	408.0	88.6	21.7

Floorplan interest expense	(12.3)	(9.2)	(3.1)		(42.5)	(35.7)	(6.8)
Other interest expense	(16.3)	(10.2)	(6.1)		(56.1)	(42.6)	(13.5)
Loss on debt extinguishment	—	—	—		(19.6)	—	(19.6)
Gain on senior note repurchases	—	—	—		—	13.0	(13.0)
Interest income	0.6	0.2	0.4		1.4	1.1	0.3
Other gains, net	2.5	1.4	1.1		1.5	5.4	(3.9)

Income from continuing operations before income taxes	$109.1	$77.5	$31.6	40.8	$381.3	$349.2	$32.1	9.2

Retail vehicle unit sales:
New	53,151	46,399	6,752	14.6	206,456	182,160	24,296	13.3
Used	39,106	32,228	6,878	21.3	160,126	133,990	26,136	19.5

	92,257	78,627	13,630	17.3	366,582	316,150	50,432	16.0

Revenue per vehicle retailed:
New	$33,465	$33,348	$117	0.4	$32,303	$31,152	$1,151	3.7
Used	$17,534	$17,184	$350	2.0	$17,266	$16,303	$963	5.9

Gross profit per vehicle retailed:
New	$2,399	$2,287	$112	4.9	$2,185	$2,108	$77	3.7
Used	$1,565	$1,492	$73	4.9	$1,612	$1,670	$(58)	(3.5)
Finance and insurance	$1,160	$1,128	$32	2.8	$1,143	$1,103	$40	3.6

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010 (%)	2009 (%)	2010 (%)	2009 (%)
Revenue mix percentages:
New vehicle	54.8	55.4	53.5	53.2
Used vehicle	24.3	22.7	25.0	23.3
Parts and service	17.3	18.4	17.7	19.8
Finance and insurance, net	3.3	3.2	3.4	3.3
Other	0.3	0.3	0.4	0.4

	100.0	100.0	100.0	100.0

Gross profit mix percentages:
New vehicle	23.4	22.4	21.2	20.1
Used vehicle	11.3	10.1	12.5	12.0
Parts and service	44.4	47.4	45.3	48.3
Finance and insurance	19.7	18.7	19.7	18.3
Other	1.2	1.4	1.3	1.3

	100.0	100.0	100.0	100.0

Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.2	6.9	6.8	6.8
Used vehicle - retail	8.9	8.7	9.3	10.2
Parts and service	43.1	43.6	43.6	43.7
Total	16.8	16.9	17.1	17.9
Selling, general and administrative expenses	12.1	12.9	12.5	13.6
Operating income	4.1	3.4	4.0	3.8

Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	72.1	76.1	73.0	75.8
Operating income	24.7	20.1	23.3	21.4

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA

($ in millions, except per vehicle data)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2010	2009	$ Variance	% Variance	2010	2009	$ Variance	% Variance
Revenue:
Domestic	$1,062.6	$876.3	$186.3	21.3	$4,111.3	$3,380.5	$730.8	21.6
Import	1,184.4	1,030.6	153.8	14.9	4,708.4	4,103.8	604.6	14.7
Premium luxury	962.8	859.9	102.9	12.0	3,509.0	3,073.1	435.9	14.2
Corporate and other	36.4	27.2	9.2	33.8	132.3	108.6	23.7	21.8

Total revenue	$3,246.2	$2,794.0	$452.2	16.2	$12,461.0	$10,666.0	$1,795.0	16.8

*Segment income (loss)
Domestic	$36.5	$23.6	$12.9	54.7	$152.7	$101.4	$51.3	50.6
Import	45.8	41.2	4.6	11.2	199.5	175.4	24.1	13.7
Premium luxury	65.7	48.4	17.3	35.7	208.4	175.5	32.9	18.7
Corporate and other	(25.7)	(27.1)	1.4		(106.5)	(80.0)	(26.5)

Total segment income	122.3	86.1	36.2	42.0	454.1	372.3	81.8	22.0

Add: Floorplan interest expense	12.3	9.2	3.1		42.5	35.7	6.8

Operating income	$134.6	$95.3	$39.3	41.2	$496.6	$408.0	$88.6	21.7

* Segment income (loss) is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	16,555	13,574	2,981	22.0	64,317	52,531	11,786	22.4
Import	26,904	23,530	3,374	14.3	107,580	97,538	10,042	10.3
Premium luxury	9,692	9,295	397	4.3	34,559	32,091	2,468	7.7

	53,151	46,399	6,752	14.6	206,456	182,160	24,296	13.3

Brand Mix -New Vehicle Retail Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010 (%)	2009 (%)	2010 (%)	2009 (%)
Domestic:
Ford, Lincoln-Mercury	16.8	14.8	16.9	14.5
Chevrolet, Pontiac, Buick, Cadillac, GMC	11.7	12.5	11.7	11.4
Chrysler, Jeep, Dodge	2.6	2.0	2.6	2.9

Domestic total	31.1	29.3	31.2	28.8

Import:
Honda	12.6	12.3	13.4	14.2
Toyota	19.7	19.6	19.6	20.2
Nissan	10.8	12.1	12.0	12.4
Other imports	7.6	6.7	7.1	6.8

Import total	50.7	50.7	52.1	53.6

Premium Luxury:
Mercedes	8.2	9.5	7.9	8.4
BMW	5.4	5.3	4.7	4.7
Lexus	3.0	3.6	2.6	2.8
Other premium luxury (Land Rover, Porsche)	1.6	1.6	1.5	1.7

Premium Luxury total	18.2	20.0	16.7	17.6

	100.0	100.0	100.0	100.0

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA, Continued

($ in millions, except per share data)

Capital Expenditures / Stock and Debt Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Capital expenditures	$81.5	$34.9	$161.8	$75.4

Acquisitions	$—	$—	$73.1	$0.2

Proceeds from exercises of stock options	$19.8	$1.3	$49.9	$24.8

Senior note repurchases (aggregate principal)	$—	$—	$—	$88.4

Stock repurchases:
Aggregate purchase price	$17.1	$69.9	$523.7	$136.1
Shares repurchased (in millions)	0.7	$4.0	26.6	7.7

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	Variance	2010	2009	Variance
Floorplan assistance earned (included in cost of sales)	$14.4	$12.9	$1.5	$55.6	$47.4	$8.2
Floorplan interest expense (new vehicles)	(11.6)	(8.6)	(3.0)	(40.2)	(33.5)	(6.7)

Net new vehicle inventory carrying benefit	$2.8	$4.3	$(1.5)	$15.4	$13.9	$1.5

Balance Sheet and Other Highlights	December 31, 2010	December 31, 2009
Cash and cash equivalents	$95.1	$173.5
Inventory	$1,867.0	$1,392.8
Total floorplan notes payable	$1,866.4	$1,374.6
Non-vehicle debt	$1,348.7	$1,112.6
Equity	$2,078.9	$2,303.2

New days supply (industry standard of selling days, including fleet)	63 days	55 days
Used days supply (trailing 31 days)	42 days	41 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/ Adjusted EBITDA		2.41
Covenant	less than	3.25

Ratio of funded indebtedness including floorplan/ Total capitalization including floorplan		47.2%
Covenant	less than	60.0%

AUTONATION, INC.

UNAUDITED SUPPLEMENTARY DATA, Continued

($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2010	2009	2010	2009
As reported	$67.3	$61.7	$0.45	$0.35
Discontinued operations, net of income taxes	0.7	1.0	$0.00	$0.01

From continuing operations, as reported	68.0	62.7	$0.45	$0.36

Income tax adjustments	—	(12.7)	$—	$(0.07)

Adjusted	$68.0	$50.0	$0.45	$0.29

	Twelve Months Ended December 31,
	Net Income		Diluted Earnings Per Share**
	2010	2009	2010	2009
As reported	$226.6	$198.0	$1.43	$1.12
Discontinued operations, net of income taxes	8.7	35.1	$0.05	$0.20

From continuing operations, as reported	235.3	233.1	$1.48	$1.31
Loss on debt extinguishment	12.1	—	$0.08	$—
Income tax adjustments	—	(12.7)	$—	$(0.07)
Net gain on asset sales and dispositions	—	(10.4)	$—	$(0.06)
Gain on senior note repurchases	—	(8.1)	$—	$(0.05)
Property and other impairments	—	2.1	$—	$0.01

Adjusted	$247.4	$204.0	$1.56	$1.15

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.

**	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.

UNAUDITED SAME STORE DATA

($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2010	2009	$ Variance	% Variance	2010	2009	$ Variance	% Variance
Revenue:
New vehicle	$1,744.5	$1,547.3	$197.2	12.7	$6,587.4	$5,665.2	$922.2	16.3
Retail used vehicle	672.8	553.8	119.0	21.5	2,731.5	2,176.8	554.7	25.5
Wholesale	97.4	79.5	17.9	22.5	338.0	299.4	38.6	12.9

Used vehicle	770.2	633.3	136.9	21.6	3,069.5	2,476.2	593.3	24.0
Parts and service	546.1	514.2	31.9	6.2	2,173.4	2,105.2	68.2	3.2
Finance and insurance, net	105.0	88.7	16.3	18.4	414.3	348.0	66.3	19.1
Other	11.6	10.5	1.1		46.8	45.6	1.2

Total revenue	$3,177.4	$2,794.0	$383.4	13.7	$12,291.4	$10,640.2	$1,651.2	15.5

Gross profit:
New vehicle	$125.3	$106.1	$19.2	18.1	$445.3	$384.0	$61.3	16.0
Retail used vehicle	60.2	48.1	12.1	25.2	255.1	222.4	32.7	14.7
Wholesale	0.5	(0.1)	0.6		8.4	5.0	3.4

Used vehicle	60.7	48.0	12.7	26.5	263.5	227.4	36.1	15.9
Parts and service	235.5	224.2	11.3	5.0	947.6	920.7	26.9	2.9
Finance and insurance	105.0	88.7	16.3	18.4	414.3	348.0	66.3	19.1
Other	6.6	6.1	0.5		27.1	26.0	1.1

Total gross profit	$533.1	$473.1	$60.0	12.7	$2,097.8	$1,906.1	$191.7	10.1

Retail vehicle unit sales:
New	51,862	46,399	5,463	11.8	203,463	181,855	21,608	11.9
Used	38,306	32,228	6,078	18.9	158,150	133,421	24,729	18.5

	90,168	78,627	11,541	14.7	361,613	315,276	46,337	14.7

Revenue per vehicle retailed:
New	$33,637	$33,348	$289	0.9	$32,376	$31,152	$1,224	3.9
Used	$17,564	$17,184	$380	2.2	$17,272	$16,315	$957	5.9
Gross profit per vehicle retailed:
New	$2,416	$2,287	$129	5.6	$2,189	$2,112	$77	3.6
Used	$1,572	$1,492	$80	5.4	$1,613	$1,667	$(54)	(3.2)
Finance and insurance	$1,164	$1,128	$36	3.2	$1,146	$1,104	$42	3.8

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010 (%)	2009 (%)	2010 (%)	2009 (%)
Revenue mix percentages:
New vehicle	54.9	55.4	53.6	53.2
Used vehicle	24.2	22.7	25.0	23.3
Parts and service	17.2	18.4	17.7	19.8
Finance and insurance, net	3.3	3.2	3.4	3.3
Other	0.4	0.3	0.3	0.4

	100.0	100.0	100.0	100.0

Gross profit mix percentages:
New vehicle	23.5	22.4	21.2	20.1
Used vehicle	11.4	10.1	12.6	11.9
Parts and service	44.2	47.4	45.2	48.3
Finance and insurance	19.7	18.7	19.7	18.3
Other	1.2	1.4	1.3	1.4

	100.0	100.0	100.0	100.0

Operating items as a percentage of revenue:
Gross Profit:
New vehicle	7.2	6.9	6.8	6.8
Used vehicle - retail	8.9	8.7	9.3	10.2
Parts and service	43.1	43.6	43.6	43.7
Total	16.8	16.9	17.1	17.9